UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 31, 2017

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1780 55th Street, Suite C

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

A. Resignation of Director

On May 31, 2017, Morgan Paxhia notified the Board of Directors (the “Board”) of Surna Inc. (the “Company”) of his resignation from the Board effective May 31, 2017. Mr. Paxhia’s resignation was a personal decision and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

B. Appointment of New Directors

Effective May 31, 2017, the Board appointed J. Taylor Simonton and Chris Bechtel to fill the positions vacated by the resignation of Stephen Keen on May 10, 2017 and Morgan Paxhia. Messrs. Simonton and Bechtel will serve as directors until the next annual meeting of shareholders and until their respective successor is duly elected and qualified. In connection with the appointments of Messrs. Simonton and Bechtel, the Board determined that Messrs. Simonton and Bechtel are “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market (“Independent Directors”).

The Board has further determined that Mr. Simonton qualifies as an “audit committee financial expert” pursuant to the provisions of Item 407(d)(5) of Regulation S-K.

There were no arrangements or understandings between Messrs. Simonton and Bechtel and the Company or any other persons to which Messrs. Simonton and Bechtel were selected as a director.

1. Biographical and other information for Mr. Simonton

Mr. Simonton, age 73, spent 35 years at PricewaterhouseCoopers, LLC (PwC), including 23 years as a partner in the firm’s Assurance Services, before retiring in 2001. Mr. Simonton was a partner for seven years in PwC’s National Professional Services Group, which handles the firm’s auditing and accounting standards, SEC, corporate governance, risk management and quality matters. He has extensive experience with SEC filings, including assistance with over 100 initial public offerings during his PwC career.

In May 2017, he was appointed an independent director, a member of the Audit Committee and a member of the Governance Committee of Master Chemical Corporation (d/b/a Master Fluids Solutions), a developer and marketer of specialty chemicals. In May 2014, he was elected an independent director and chair of the Audit Committee of Advanced Emissions Solutions, Inc. (NASDAQ: ADES), an environmental technology and specialty chemicals company, where he currently also serves as a member of the Nominating & Governance Committee and a member of the Compensation Committee. Since October 2013, Mr. Simonton has served as an independent director, chair of the Audit Committee and member of the Nominating and Governance Committee of Escalera Resources, Co., a natural gas exploration and development company (OTC: ESCR) and a member of the Compensation Committee since July 2014.

From May 2008 to July 2015, Mr. Simonton served as the lead independent director and chair of the Audit Committee of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.) (NASDAQ: XRDC), a closed-end fund regulated as a business development company under the Investment Company Act of 1940, where he also served as a member of the Valuation Committee which he chaired from 2008 to 2011. From October 2008 to January 2014, Mr. Simonton served as an independent director and chair of the Audit Committee of Zynex, Inc. (OTC: ZYXI), a company that primarily engineers, manufactures, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation. Mr. Simonton served as a director from September 2005 to May 2013 of Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB), a casual dining restaurant chain operator serving high quality gourmet burgers where he was a member of the Audit Committee, of which he was chair from October 2005 until June 2009, and a member of the Nominating and Governance Committee. From January 2003 to February 2007, he also served as a director and the chair of the Audit Committee of Fischer Imaging Corporation, a public company that designed, manufactured and marketed medical imaging systems.

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Mr. Simonton served for 10 years until 2015 on the Board of Directors of the Colorado Chapter of the National Association of Corporate Directors (NACD), where he served over time as its Treasurer, President, and Chairman. He is a Board Leadership Fellow, NACD’s highest director credential, and was honored as Colorado’s 2014 Outstanding Public Company Director by the Denver Business Journal and NACD-Colorado.

He is admitted as an expert witness in accounting, auditing, and corporate governance in U.S. District Court, Colorado Division. Mr. Simonton is a 1966 graduate of the University of Tennessee - Knoxville with a B.S. in Accounting and is a Certified Public Accountant, licensed in Colorado.

2. Biographical and other information for Mr. Bechtel

Mr. Bechtel, age 57, has over 30 years’ experience, as an executive, entrepreneur and consultant, managing and advising businesses from start-ups to divisions of large Fortune 500 companies. Since 2015, Mr. Bechtel has been the principal of Bechtel Consulting, LLC, which provides consulting services in mergers and acquisitions, financial and investment analysis, capital markets, turnarounds and special situations. Mr. Bechtel became involved in the cannabis industry about three years ago as a private investor, consultant and advisor.

In September 2014, Mr. Bechtel joined the advisory board of Supreme Pharmaceuticals, Inc., a Canadian publicly traded company committed to becoming a leading supplier of affordable medical cannabis. Through its wholly-owned subsidiary 7ACRES, a federally licensed producer of medical cannabis pursuant to the Access to Cannabis for Medical Purposes Regulations, Supreme operates a 342,000 sq. ft. hybrid greenhouse facility. In November 2014, Mr. Bechtel was appointed as an independent director and the chairman of Supreme, where he served in such positions until resigning in April 2016. From October 2014 to April 2016, Mr. Bechtel also served as a director of ebbu, llc, a privately-held, Colorado-based company offering a line of branded cannabis products and a bulk oil extraction service for cannabis producers.

In 1983, Mr. Bechtel co-founded Omni Laboratories, Inc., a privately-held company that provides geologic services for oil and gas companies, where he was initially responsible for all business development activities, including a number of business acquisitions. Mr. Bechtel became the sole owner of Omni in 1995, when he bought out his other partners. From January 1995 to September 2006, as President, Mr. Bechtel was responsible for leading the organic growth initiative as well as expanding Omni’s service offerings, eventually employing 175 people with 14 laboratory locations in six countries. In September 2006, Mr. Bechtel sold Omni to Weatherford International, Inc. (NYSE: WFT), one of the largest global providers of innovative mechanical solutions, technology and services for the drilling, completion and production sectors of the oil and gas industry. In September 2006, Mr. Bechtel was appointed Group Vice President responsible for managing and growing the former Omni business, which was renamed Weatherford Laboratories and, in 2011, he was promoted to lead the worldwide operations of Weatherford’s Surface Logging Systems division. Mr. Bechtel retired from Weatherford in March 2015.

Mr. Bechtel is a 1981 graduate of Michigan State University with a B.A. degree in Marketing.

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C. Establishment of Audit Committee; Appointments to Audit Committee

On May 31, 2017, the Board established an Audit Committee, which will be comprised solely of members that are Independent Directors.

Messrs. Simonton and Bechtel, together with Timothy J. Keating, the Company’s Chairman of the Board and an independent director, were appointed to serve as members of the Audit Committee. Mr. Simonton was appointed as the chair of the Audit Committee.

D. Independent Director Compensation Plan

The Board intends to establish a compensation program for its independent directors, including Messrs. Simonton and Bechtel, at a later date. The terms of the independent director compensation program will be disclosed following approval by the Board.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on May 31, 2017 announcing the appointment of Messrs. Simonton and Bechtel as independent directors and Mr. Simonton’s appointment as the chair of Audit Committee. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 31, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2017	SURNA INC.

	By:	/s/ Trent Doucet
Trent Doucet
President and Chief Executive Officer

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